                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                  Computation of Net Earnings Per Average Common
                            and Common Equivalent Share


                                               For the Three Months Ended
                                                     March 31, 1995
                                               --------------------------
                                                                  Fully
                                                  Primary        Diluted
                                                ----------     ----------
Net earnings as reported                        $1,709,000     $1,709,000

Add interest expense and deferred charge
 amortization (net of income taxes)                               245,000 (1)
                                                ----------     ----------

Adjusted net earnings for computation (A)       $1,709,000     $1,954,000
                                                ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding              7,816,266      7,816,266

Shares assumed issued upon conversion of
 debentures                                                     1,051,316

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                             344,723        344,723

Shares issuable for retirement plan
                                                 ---------      ---------

Average common and common equivalent shares
 outstanding (B)                                 8,160,989      9,212,305
                                                 =========      =========

Net earnings per common and common
 equivalent share (A/B)                               $.21           $.21
                                                      ====           ====


Notes:

(1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.


                                      EXHIBIT 11
                         QUIXOTE CORPORATION AND SUBSIDIARIES
                    Computation of Net Earnings Per Average Common
                              and Common Equivalent Share


                                               For the Three Months ended
                                                      March 31, 1994
                                                -------------------------
                                                                  Fully
                                                  Primary        Diluted
                                                ----------     ----------
Net earnings as reported                        $2,376,000     $2,376,000

Add interest expense and deferred charge
 amortization (net of income taxes)                               245,000 (1)
                                                ----------     ----------

Adjusted net earnings for computation (A)       $2,376,000     $2,621,000
                                                ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding              7,640,679      7,640,679

Shares assumed issued upon conversion of
 debentures                                                     1,052,632

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                             371,784        383,701

Shares issuable for retirement plan                 34,679         34,679
                                                 ---------      ---------


Average common and common equivalent shares
 outstanding (B)                                 8,047,142      9,111,691
                                                 =========      =========

Net earnings per common and common
equivalent share (A/B)                                $.29           $.29
                                                      ====           ====


Notes:

(1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise privilege on the 8% convertible debentures.


                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings Per Average Common
                             and Common Equivalent Share


                                                For the Nine Months Ended
                                                      March 31, 1995
                                                -------------------------
                                                                  Fully
                                                  Primary        Diluted
                                                ----------     ----------
Net earnings as reported                        $4,674,000     $4,674,000

Add interest expense and deferred charge
 amortization (net of income taxes)                               735,000 (1)
                                                ----------     ----------

Adjusted net earnings for computation (A)       $4,674,000     $5,409,000
                                                ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding              7,814,174      7,814,174

Shares assumed issued upon conversion of
 debentures                                                     1,051,316

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                             344,723        344,723

Shares issuable for retirement plan
                                                 ---------      ---------

Average common and common equivalent shares
 outstanding (B)                                 8,158,897      9,210,213
                                                 =========      =========

Net earnings per common and common
 equivalent share (A/B)                              $.57            $.59
                                                     ====            ====


Notes:

(1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.


                                      EXHIBIT 11
                         QUIXOTE CORPORATION AND SUBSIDIARIES
                    Computation of Net Earnings Per Average Common
                              and Common Equivalent Share


                                               For the Nine Months Ended
                                                    March 31, 1994
                                               -------------------------
                                                                 Fully
                                                 Primary        Diluted
                                               ----------     ----------
Net earnings as reported                       $8,041,000     $8,041,000

Add interest expense and deferred charge
 amortization (net of income taxes)                              735,000 (1)
                                               ----------     ----------

Adjusted net earnings for computation (A)      $8,041,000     $8,776,000
                                               ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding             7,652,212      7,652,212

Shares assumed issued upon conversion of
 debentures                                                    1,052,632

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                            371,784        383,701

Shares issuable for retirement plan                34,679         34,679
                                                ---------      ---------

Average common and common equivalent shares
 outstanding (B)                                8,058,675      9,123,224
                                                =========      =========

Net earnings per common and common
 equivalent share (A/B)                              $1.00          $.96
                                                     =====          ====


Notes:

(1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.
